UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2015

Axcelis Technologies, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts (Address of principal executive offices)	01915 (Zip Code)

Registrant’s telephone number, including area code (978) 787-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 6, 2015, Axcelis Technologies, Inc. (“Axcelis” or the “Company”) issued a press release announcing its entry into a Nomination and Standstill Agreement dated March 5, 2015 (the “Agreement”) with Vertex Capital Advisors, LLC and certain of its affiliates (collectively, “Vertex”). Pursuant to the Agreement, (i) Vertex has agreed to irrevocably withdraw its director nominations and cease its proxy contest pertaining to the election of directors to Axcelis’ Board of Directors (the “Board”) at Axcelis’ 2015 annual meeting of stockholders (the “2015 Annual Meeting”) and (ii) the Company has agreed to include two independent director nominees recommended by Vertex in the Company’s slate of director candidates for election at the 2015 Annual Meeting.  Accordingly, pursuant to the Agreement, Axcelis intends to nominate Richard J. Faubert, R. John Fletcher, Arthur L. George, Jr., Joseph P. Keithley, John T. Kurtzweil, Barbara J. Lundberg, Patrick H. Nettles, Mary G. Puma and Thomas St. Dennis for election to the Board at the 2015 Annual Meeting.

Pursuant to the Agreement, Vertex has agreed to vote its shares in favor of the Board’s recommended director candidates for the 2015 Annual Meeting and to certain other voting commitments.  Vertex has also agreed to certain customary standstill provisions restricting Vertex’s conduct with respect to the Company from the date of the Agreement until the earlier of 15 business days prior to the deadline for the submission of stockholder director nominations for the Company’s 2016 annual meeting or 100 days prior to the one-year anniversary of the 2015 annual meeting.  The Company has also agreed to reimburse Vertex for up to $85,000 of its reasonable and documented expenses.  The Agreement contains certain other terms and provisions relating to the Company and Vertex.

A copy of the press release is attached hereto as Exhibit 99.1, and a copy of the Agreement is attached hereto as Exhibit 99.2.

The foregoing description is qualified in its entirety by reference to the full text of the press release and the Agreement, which are incorporated herein by reference.

Important Additional Information

Axcelis has filed a preliminary proxy statement and WHITE proxy card with the Securities and Exchange Commission (the “SEC”) and will be filing a definitive proxy statement in connection with the solicitation of proxies for the 2015 Annual Meeting.  Axcelis, its directors, nominees and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2015 Annual Meeting.  Information regarding the names of Axcelis’ directors, director nominees and executive officers and their respective interests in Axcelis by security holdings or otherwise is set forth in Axcelis’ preliminary proxy statement for the 2015 Annual Meeting, filed with the SEC on March 3, 2015 and will be set forth in the definitive proxy statement when it is filed with the SEC.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website,www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Axcelis Technologies, Inc., 108 Cherry Hill Drive, Beverly, Massachusetts 01915, Attn: Corporate Secretary, telephone: (978) 787-4000, or from the Company’s website, http://investor.axcelis.com.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1                        Press Release issued on March 6, 2015 by Axcelis Technologies, Inc.

99.2                        Nomination and Standstill Agreement, dated March 5, 2015, among Axcelis Technologies, Inc., Vertex and each of the other persons set forth on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2015

Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President, HR/Legal and General Counsel